UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2011, the Compensation Committee of the Board of Directors of Broadridge Financial Solutions, Inc. (the “Company”) approved certain modifications to the compensation arrangements with the Company’s principal executive officer, principal financial officer and the Company’s other named executive officers (the “Named Executive Officers”).

The base salary of our Chief Executive Officer, Richard J. Daly, was increased to $695,000 from $675,000, effective on September 1, 2011. Mr. Daly’s annual performance-based cash incentive target for fiscal year 2012 will be $1,146,750 (or 165% of his base salary, an increase from his previous target of 163% of base salary), with a maximum attainable amount equal to 200% of the target amount. Mr. Daly’s annual performance-based long-term equity incentive compensation target for fiscal year 2012 was increased to $2,250,000 from $2,000,000. As a result of these modifications, Mr. Daly’s total target compensation for fiscal year 2012 is $4,091,750.

The Compensation Committee also modified the compensation arrangement of Dan Sheldon, the Company’s Corporate Vice President and Chief Financial Officer, by increasing his annual base salary to $460,000 from $446,250, effective on September 1, 2011. In addition, his annual performance-based long-term equity incentive compensation target for fiscal year 2012 was increased to $600,000 from $500,000. As a result of these modifications, Mr. Sheldon’s total target compensation for fiscal year 2012 is $1,405,000.

In addition, the Compensation Committee increased the annual performance-based cash incentive target of John Hogan, our President and Chief Operating Officer, from 125% of his base salary to 140% of base salary. For fiscal year 2012 his target will be $756,000, with a maximum attainable amount equal to 200% of the target amount. In addition, Mr. Hogan’s annual performance-based long-term equity incentive compensation target for fiscal year 2012 was increased to $1,225,000 from $1,100,000. As a result of these modifications, Mr. Hogan’s total target compensation for fiscal year 2012 is $2,521,000.

In addition, the Compensation Committee also modified the compensation arrangement of Timothy C. Gokey, the Company’s Senior Vice President and Chief Corporate Development Officer, by increasing his annual base salary to $515,000 from $500,000, effective on September 1, 2011. As a result of this modification, Mr. Gokey’s total target compensation for fiscal year 2012 is $1,855,000.

The Compensation Committee also modified the compensation arrangement of Robert Schifellite, the Company’s Senior Vice President, Investor Communication Solutions, by increasing his annual base salary to $416,000 from $400,000, effective on September 1, 2011. In addition, his annual performance-based long-term equity incentive compensation target for fiscal year 2012 was increased to $600,000 from $500,000. As a result of these modifications, Mr. Schifellite’s total target compensation for fiscal year 2012 is $1,432,000.

In addition, on September 16, 2011, the Compensation Committee approved the Broadridge Financial Solutions, Inc. Officer Severance Plan which provides the Company’s executive officers, including the Named Executive Officers, with severance benefits upon the occurrence of certain non-change in control termination events, subject to the terms and conditions of the Officer Severance Plan.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.	The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Broadridge Financial Solutions, Inc. Officer Severance Plan effective September 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2011

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name: Dan Sheldon
Title: Vice President, Chief Financial Officer